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                                                                 EXHIBIT 10.18.1


                             AMENDMENT NUMBER ONE TO

                           LOAN AND SECURITY AGREEMENT


         THIS AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT, dated as of October 12, 1999 (this "Amendment"), amends that certain Loan and Security Agreement, dated as of February 4, 1999 (as amended from time to time, the "Loan Agreement"), by and between AMERIVISION COMMUNICATIONS, INC., an Oklahoma corporation ("Borrower"), on the one hand, and COAST BUSINESS CREDIT, a division of Southern Pacific Bank, a California corporation ("Coast"), on the other hand. All initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Loan Agreement unless specifically defined herein.

                                 R E C I T A L S

         WHEREAS, Borrower and Coast wish to amend the Loan Agreement pursuant to the terms and provisions set forth in this Amendment; and

         NOW, THEREFORE, the parties hereto agree as follows:

                                    AMENDMENT

              Section 1. AMENDMENT TO SECTION 2.1(a) OF THE SCHEDULE REGARDING THE ADVANCE MULTIPLE. Section 2.l(a) of the Schedule to the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

         "(a) Advances up to four (4) times recurring monthly collections received by Coast measured on a trailing three-month moving average up to a maximum of seventy percent (70%) of the orderly liquidation value of Borrower's subscriber base, as determined from time to time by an appraiser acceptable to Coast in its sole and absolute discretion; or"

              Section 2. AMENDMENT TO SECTION 2.1(a) OF THE SCHEDULE REGARDING THE CREDIT LIMIT. Section 2.l (a) of the Schedule to the Loan Agreement is hereby amended to add the following paragraph at the end of said Section:

         "If Borrower requests an increase in the Maximum Dollar Amount from Thirty Million Dollars ($30,000,000) to Thirty Five Million Dollars ($35,000,000) after January 30, 2000 and prior to or on January 30, 2001, Borrower shall provide Coast with 90 days written notice prior to the proposed effective date of any such increase. To be eligible for the increase: (1) the provisions of this Section 2.1, with the exception of the Maximum Dollar Amount limitation, must otherwise allow for Loans (i.e., borrowing availability) in excess of $30,000,000, (2) an Event of Default shall not then exist or result from such increase, and (3) any funds which may become available for borrowing from such an increase will be utilized by Borrower for working capital purposes consistent with prior utilization of Loan proceeds.


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         If such an increase becomes effective, Borrower shall pay Coast a fee equal to one percent (1%) of the amount that the Maximum Dollar Amount is increased, with said fee to be fully earned and payable concurrently with the effectiveness of such an increase."

              Section 3. AMENDMENT TO SECTION 9.1 OF THE SCHEDULE REGARDING THE MATURITY DATE. Section 9.1 of the Schedule to the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing its with the following:

         "January 30, 2003, subject to automatic renewal as provided in Section
         9.1 of the Agreement, and early termination as provided for in Section
         9.2 of the Agreement."

              Section 4. AMENDMENT TO SECTION 9.2 OF THE SCHEDULE REGARDING THE EARLY TERMINATION FEE. Section 9.2 of the Schedule to the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

         "1. If termination occurs at anytime prior to or on the second anniversary of the Closing Date: An amount equal to the greater of
              (i) an amount equal to all interest due and payable during the six
              (6) months immediately preceding the effective date of termination, or (ii) an amount equal to the Minimum Monthly Interest multiplied by the number of full or partial months from the effective date of termination to the second anniversary of the Closing Date, or (iii) an amount equal to the average monthly interest accrued during the six (6) months immediately preceding the effective date of termination, multiplied by the number of full or partial months from the effective date of termination to the second anniversary of the Closing Date.

         2. If termination occurs at anytime after the second anniversary of the Closing Date: An amount equal to two percent (2%) of the Maximum Dollar Amount (as defined in this Schedule) if termination is effective after the second anniversary and before the third anniversary of the Closing Date, and one percent (1%) of the Maximum Dollar Amount, if termination occurs anytime after the third anniversary of the Closing Date and before the Maturity Date.*

              [*If Borrower's request for an increase in the Maximum Dollar Amount, as set forth in Section 2.1 of the Schedule, from $30,000,000 to $35,000,000 is denied solely on the basis of Coast's exercise of its sole and absolute discretion notwithstanding that said increase would otherwise be allowable pursuant to the provisions of Section 2.1 of the Schedule, then the Early Termination Fee referenced in paragraphs 1 and 2 immediately above will become:

              "If termination occurs at anytime after the first anniversary of the Closing Date: An amount equal to two percent (2%) of the Maximum Dollar Amount (as defined in this Schedule) if termination is effective after the first anniversary and before the second anniversary of the Closing Date; and one percent (1%) of the Maximum Dollar Amount, if termination occurs anytime after the second anniversary of the Closing Date and before the Maturity Date."


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              Section 5. AMENDMENT TO SECTION 3.1 OF THE SCHEDULE TO THE LOAN
AGREEMENT REGARDING THE INTEREST RATE. Section 3.1 of the Schedule to the Loan Agreement is hereby deleted in its entirety and replaced with the following:

         "A rate equal to the Prime Rate plus the applicable margin per annum set forth below, determined by reference to the Net Worth of Borrower as of the immediately preceding fiscal year end or quarter, confirmed, in each case, by a CPA year-end or quarter end audit:

                                                                                Applicable Margin
                           Net Worth                                                 Per Annum
                          -----------                                           -----------------

         More negative than a negative ($1,500,000)                                     3.25%

         Equal to or greater than a negative
         ($1,500,000) but less than a positive
         $1,500,000                                                                     2.50%

         Equal to or greater than $1,500,000
         but less than $6,500,000                                                       2.00%

         Equal to or greater than $6,500,000                                            1.50%

         The interest rate applicable to all Loans shall be calculated on the basis of a 360-day year for the actual number of days elapsed and shall be adjusted monthly effective as of the first day of each month. The interest to be charged for each month shall be based on the highest
         Prime Rate in effect during said month, but in no event shall the rate of interest charged on any Loans in any month be less than 9% per annum.

              Section 6. CONSENT TO PREPAYMENT OF PATRICK ENTERPRISES SUBORDINATED DEBT. Notwithstanding the terms of the Loan Agreement and that certain Debt Subordination Agreement dated as of February 4, 1999, between Patrick Enterprises, Inc., a Florida corporation and Coast (the "Subordination Agreement"), Coast hereby consents to the prepayment in full of the Subordinated Debt as defined in the Subordination Agreement. Upon said repayment in full, Coast agrees that it will release/terminate the Subordination Agreement.

              Section 7. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon the receipt by Coast of an executed copy of this Amendment together with copies of all other agreements, instruments and documents as Coast may require in connection with the transactions contemplated hereby.

              Section 8. ENTIRE AGREEMENT. The Loan Agreement, as amended hereby, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Borrower represents, warrants


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and agrees that in entering into the Loan Agreement and consenting to this
Amendment, it has not relied on any representation, promise, understanding or agreement, oral or written, of, by or with, Coast or any of its agents, employees, or counsel, except the representations, promises, understandings and agreements specifically contained in or referred to in the Loan Agreement, as amended hereby.

              Section 9. CONFLICTING TERMS. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms of this Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.

              Section 10. MISCELLANEOUS. This Amendment shall be governed by and construed in accordance with the laws of the State of California. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Amendment by signing such counterpart.

              IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                    BORROWER:

                                    AMERIVISION COMMUNICATIONS, INC.,
                                    An Oklahoma corporation

                                    By /s/ STEPHEN D. HALLIDAY
                                       -----------------------------------------
                                       President or Vice President

                                    By /s/ DAVID GROSE
                                       -----------------------------------------
                                       Secretary or Ass't Secretary


                                    COAST:

                                    COAST BUSINESS CREDIT,
                                    a division of Southern Pacific Bank


                                    By /s/ JEFFREY CRISTOL
                                       -----------------------------------------
                                    Title  Vice President
                                          --------------------------------------






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